UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2010

CONMED HEALTHCARE MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27554	42-1297992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Parkway Dr. Suite 400 Hanover, MD (Address of principal executive offices)	21076 (Zip Code)

Registrant’s telephone number, including area code: (410) 567-5520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2010, Conmed Healthcare Management, Inc. (the “Company”) announced that Dr. Howard M. Haft, the current Chief Medical Officer of the Company, would be retiring effective September 1, 2010.  Dr. Haft will continue to provide consulting and advisory services to the Company as needed.  A copy of the press release is attached hereto as Exhibit 99.1.

On July 20, 2010, the Company entered into a Retirement Agreement (the “Retirement Agreement”) with Dr. Haft effective as of July 1, 2010, which, except for the continuation of certain sections specified in the Retirement Agreement, terminates Dr. Haft’s employment agreement with the Company dated as of January 26, 2007, as amended (the “Employment Agreement”).  Under the terms of the Retirement Agreement, for the period of July 1, 2010 through August 31, 2010, Dr. Haft will continue to serve as Chief Medical Officer of the Company, and will continue to receive all of the salary and other benefits provided under his Employment Agreement.  In addition, for a six-month period following September 1, 2010, the Company will continue any life insurance benefits to which Dr. Haft was entitled in his role as Chief Medical Officer.  During the period of January 1, 2010 through August 31, 2010 (the “Bonus Eligible Period”), Dr. Haft shall be entitled to continued participation in the Company’s bonus compensation plan as set forth in the Employment Agreement and shall be eligible for a bonus, to be approved by the Board of Directors of the Company, equal to a value of up to 20% of Dr. Haft’s total compensation paid by the Company during the Bonus Eligible Period.

For the period of September 1, 2010 through February 28, 2011, the Company will pay Dr. Haft a total of $125,000, payable in installments in accordance with the Company’s regular payroll procedures (the “Retirement Payment”).  Beginning September 1, 2010 until Dr. Haft is terminated in accordance with the Retirement Agreement, Dr. Haft will be retained as an independent contractor of the Company.  For the performance of his duties as an independent contractor, the Company will pay Dr. Haft $1,200 per day, payable in accordance with the Company’s regular payroll procedures.  Either the Company or Dr. Haft may terminate the independent contractor arrangement with thirty days’ written notice to the other.

The Retirement Agreement also provides for the continuation of, among other things, covenants under the Employment Agreement imposing on Dr. Haft certain obligations with respect to non-competition, non-solicitation and non-defamation during his employment and for the three-year period following his retirement or during the period in which Dr. Haft is an owner of any issued and outstanding stock of the Company.  Dr. Haft has also entered into a confidentiality agreement with respect to confidential information of the Company.  The Retirement Agreement also contains a mutual release of certain claims as specified therein.

The foregoing does not constitute a complete summary of the terms of the Retirement Agreement, which is attached hereto as Exhibit 10.1.  The description of the terms of the Retirement agreement is qualified in its entirety by reference to such exhibit.

Item 8.01.  Other Events.

On July 23, 2010, the Company announced that Dr. Stephen B. Goldberg, President of Correctional Mental Health Services, LLC, a wholly owned subsidiary of the Company, will assume the corporate position of Executive Vice President. He will remain responsible for the Company’s mental and behavioral health operations.  A copy of the press release is attached hereto as Exhibit 99.2.

On July 23, 2010, the Company also announced that Dr. Robert Younes has been named Chief Medical Officer designate and will transition to the position of Chief Medical Officer on September 1, 2010, effective with the retirement of Dr. Haft.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Retirement Agreement dated as of July 1, 2010 by and between the Company and Howard M. Haft, M.D. (executed on July 20, 2010)
99.1	Press release dated July 23, 2010
99.2	Press release dated July 23, 2010

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company ‘s plans, objectives, expectations and intentions; and (ii) other statements that are not historical facts including statements which may be identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “projects”, “potentially” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control) including, without limitation, the Company’s ability to increase revenue and to continue to obtain new contracts, contract renewals and extensions; inflation exceeding the Company’s projection of the inflation rate of cost of services under multi-year contracts; the ability to obtain bonds; decreases in occupancy levels or disturbances at detention centers; malpractice litigation; the ability to utilize third party administrators for out-of-facility care; compliance with laws and government regulations, including those relating to healthcare; competition; termination of contracts due to lack of government appropriations; material adverse changes in economic and industry conditions in the healthcare market; negative publicity regarding the provision of correctional healthcare services; dependence on key personnel and the ability to hire skilled personnel; increases in healthcare costs; insurance; completion and integration of future acquisitions; public company obligations; and stock price volatility. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2009. Investors and security holders are urged to read this document free of charge on the SEC’s web site at www.sec.gov. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONMED HEALTHCARE MANAGEMENT, INC.

By:	/s/ Thomas W. Fry
Name:	Thomas W. Fry
Title:	Senior Vice President, Chief Financial Officer and Secretary

Date:  July 23, 2010